Exhibit 3.5

100 Century Center Court, Suite 650

San Jose, CA 95112

PRIVATE PLACEMENT MEMORANDUM

TOTAL OFFERING

$500,000

OFFERING PRICE PER UNIT $25,000

(Each Unit Consists of 14% Debenture with Common Stock)

July 19, 2007

ENTERCONNECT, INC.	July 19, 2007

100 Century Center Court, Suite 650

San Jose, California  95112

800.658.2670

THIS MEMORANDUM IS FURNISHED ONLY FOR THE INFORMATION OF THE RECIPIENT TO AID HIM OR HER IN DECIDING WHETHER OR NOT TO MAKE AN INVESTMENT IN THE DEBENTURES DESCRIBED HEREIN.  REPRODUCTION OF THIS MEMORANDUM IN ANY FORM, OR DISSEMINATION TO PERSONS OTHER THAN THE OFFEREE’S ACCOUNTANTS, ATTORNEYS OR REPRESENTATIVES, IS EXPRESSLY PROHIBITED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SECURITIES COMMISSION OR ATTORNEY GENERAL OF ANY STATE, OR ANY OTHER STATE OR FEDERAL AGENCY.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THESE SECURITIES ARE NOT BEING OFFERED TO THE GENERAL PUBLIC, BUT ARE PART OF A PRIVATE PLACEMENT TO A LIMITED NUMBER OF OFFEREES.

THIS MEMORANDUM DOES NOT CONTAIN INDIVIDUALIZED LEGAL OR TAX ADVICE.  EACH PROSPECTIVE INVESTOR MUST CONSULT HIS OR HER OWN COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER PROPOSED INVESTMENT.

NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM SHALL BE EMPLOYED IN THIS OFFERING EXCEPT FOR THIS MEMORANDUM AND SUBSCRIPTION AGREEMENT DELIVERED HEREWITH.  NO INFORMATION OR REPRESENTATIONS REGARDING THIS OFFERING HAVE BEEN AUTHORIZED EXCEPT FOR THE INFORMATION CONTAINED HEREIN.  THE COMPANY AND ITS AUTHORIZED AGENTS WILL PROVIDE ADDITIONAL INFORMATION UPON REQUEST OF A PROSPECTIVE INVESTOR OR HIS OTHER OFFEREE REPRESENTATIVE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OF OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THESE INTERESTS ARE BEING OFFERED SUBJECT TO PRIOR SALE AND THE FURTHER CONDITIONS SET FORTH HEREIN.  THE OFFERING IS MADE ONLY TO A LIMITED NUMBER OF FINANCIALLY SOPHISTICATED INVESTORS FOR INVESTMENT ONLY.  THE COMPANY RESERVES THE RIGHT TO SCREEN POTENTIAL INVESTORS AND HAS THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY POTENTIAL INVESTOR, AND TO REGULATE THE SIZE OF HIS OR HER INVESTMENT.  EACH INVESTOR WILL BE REQUIRED TO REPRESENT THAT HE IS ACQUIRING HIS DEBENTURE FOR HIS OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH ANY INTENTION OF DISTRIBUTION, RESALE OR TRANSFER, EITHER IN WHOLE OR IN PART, AND NO RESALE OR TRANSFER OF A DEBENTURE WILL BE PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE ACT, THE RULES AND REGULATIONS THEREUNDER, ANY APPLICABLE STATE SECURITIES LAWS AND WITH PERMISSION OF THE COMPANY.  MOREOVER, THERE IS NO PUBLIC OR OTHER MARKET FOR THE DEBENTURES NOR IS IT EXPECTED THAT SUCH MARKET WILL DEVELOP.

UNIT NO. _____
SERIES II

THIS DEBENTURE WITH COMMON STOCK MAY NOT BE SOLD ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) IT IS COVERED BY A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT.

UNIT (DEBENTURE WITH COMMON STOCK)

EnterConnect, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the “Corporation,” which term includes any successor corporation), with an address at 100 Century Center Court, Suite 650, San Jose, California  95112, for value received, promises to pay to ________________________ (“Investor”), the principal sum of ________ Dollars ($                 ) on the earlier to occur of (i) the thirty-first day of October, 2007 or (ii) five (5) days after the closing by the Corporation of an offering of equity or equity equivalent(s) such as convertible debt in the minimum amount of $5,000,000 gross proceeds, upon presentation and surrender of this Debenture at the office of agency of the Corporation in San Jose, California, in such coin or currency of the United States of America, as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at such office or agency from the date hereof at the rate of fourteen percent (14%) per annum, quarterly, in like coin or currency, on the first day of each calendar quarter, until payment of such principal sum has been made or duly provided for.

1.           Authorization.  This Debenture has been duly authorized by the Corporation as evidenced by a resolution of the Board of Directors of the Corporation.

2.           Common Stock.  The holder has the right to 50,000 shares of Common Stock of the Corporation per $25,000 principal amount hereof.  The Company has initiated the filing of a SB2 Registration Statement with the Securities Exchange Commission and will make its best effort to list the Common Stock on the Over The Counter Bulletin Board “OTCBB”. The Company has signed a definitive agreement with Bridgestream Partners, LLC to raise $12,000,000 dollars in a Private Placement utilizing “Bridgestream’s Proprietary Principal Protection Placement” through the use of an insurance instrument that provides for 100% of the principal being raised to be repaid. The Debenture will be repaid upon the closing of the Private Placement.

3.           Default.  In case of a default by the Corporation of any of its obligation contained herein shall have occurred and remains uncured for thirty (30) days after default, the principal hereof, together with any accrued interest thereon, may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in this Debenture.

4.           Transferability.  This Debenture may not be transferred or assigned by the holder without the prior written approval of the Corporation.

5.           Corporate Obligation.  Except as otherwise provided herein, no recourse under or upon any obligation, covenant or agreement contained in this Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares, incorporator, shareholder, officer, director, agent or employee as such, past, present, or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, stature or rule of law, or by the enforcement of any assessment or penalty or otherwise; of being expressly understood that this Debenture is solely a corporate obligation of the Corporation and that any and all such personal liability, either at common law or in equity or by constitution or statute, of any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder, officer, or director, agent or employee, as such, are hereby expressly waived and released by every holder hereof by the acceptance of this Debenture and as a part of  the consideration of the issue hereof.

6.           Governing Law.  This Debenture shall be governed by and construed in accordance with the laws of the State of California.

Dated:		, 2007
San Jose, California

ATTEST:		EnterConnect, Incorporated

By:

ENTERCONNECT, INCORPORATED

100 Century Center Court, Suite 650
San Jose, California  95112

Attention:  Sam Jankovich

Gentlemen:

I am or was the sole holder of Unit # ______________, Series II, in principal amount of $___________, registered in my name on the books and records of EnterConnect, Incorporated.

The shares of the Corporation’s common stock that I am acquiring pursuant to this private placement are being acquired as an investment for my own account, as principal, and not for the interests of any person, and not with a view to, or in connection with, any resale, distribution, subdivision, or fractionalization.

The name for registration and the address for delivery of the shares of common stock of the Corporation are as follows:

Name:
Address:

I understand that my share certificate will bear the following restrictive legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended.  These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration or the availability of an exemption from registration under the Securities Act of 1933, as amended.  Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the issuer being affixed to this certificate.  The stock only in accordance with the transfer of this certificate only in accordance with the above conditions.”

Signature